Exhibit 99.1

SIGILON THERAPEUTICS REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

Company expects to report results of preclinical MPS-1 studies in second half of 2022 to inform pipeline strategy

Cambridge, MA—August 4, 2022—Sigilon Therapeutics, Inc. (NASDAQ: SGTX), a biotechnology company that seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform, today reported financial results for the second quarter ended June 30, 2022 as well as certain other business highlights.

“During the second quarter, we remained focused on completing the preclinical work that will help shape our clinical strategy moving forward. We are presently conducting numerous preclinical studies designed to further evaluate the pericapsular fibrotic overgrowth observed in our hemophilia program. Based on the results of these novel experiments, we will determine the next best steps to leverage the full potential of our MPS-1 program and other product candidates and to continue the optimization of our platform,” said Rogerio Vivaldi, M.D., President and CEO of Sigilon. “Allogeneic cell therapy is inherently complex, but I am extremely proud of the Sigilon team’s ability to pivot and apply new learnings to advance the development of our therapies, including our diabetes program in collaboration with Eli Lilly, all of which are intended to provide functional cures for patients living with chronic diseases. We look forward to sharing results from our preclinical work in the coming months.”

Recent Program Highlights and Anticipated Milestones

●	The Company plans to report results from the preclinical MPS-1 studies designed to evaluate pericapsular fibrotic overgrowth (PFO) and strategies to mitigate PFO in humanized mice and non-human primates in the second half of 2022.

●	Sigilon expects to submit amendments to the Company’s Clinical Trial Applications (CTA) for SIG-005 for MPS-1 in the United Kingdom and Brazil in the second half of 2022.

●	In 2023, pending a CTA amendment, Sigilon expects to:
o	Initiate its planned Phase 1/2 trial of SIG-005 for MPS-1 in the UK and Brazil; and
o	Submit an Investigational New Drug (IND) application for MPS-1 in the United States.

●	In 2023, Sigilon also expects to conduct IND-enabling studies for SIG-002 in type 1 diabetes.

Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $88.2 million as of June 30, 2022 compared to $123.4 million as of December 31, 2021. The decrease was primarily driven by cash used for operating activities. The Company expects that its cash, cash equivalents and marketable securities as of June 30, 2022 will support its currently anticipated operating expenses and capital expenditure requirements into 2024.

●	R&D Expenses: Research and development expenses were $11.9 million for the second quarter of 2022 compared to $17.8 million for the second quarter of 2021. The decrease in research and development expenses was primarily related to decreased ongoing platform and pipeline development activities, personnel expenses, SIG-007 and SIG-001 programs, which were offset by increases in the SIG-005 and SIG-002 programs. The decrease in platform and pipeline development, personnel expenses, SIG-001 and SIG-007 and the increase in SIG-005 and SIG-002 is primarily due to the Company’s reprioritization of the development of MPS-1, diabetes and platform optimization following its restructuring activities in December 2021.

●	G&A Expenses: General and administrative expenses were $5.0 million for both the second quarter of 2022 and 2021.

●	Net Loss: Net loss was $14.3 million for the second quarter of 2022 compared to $20.4 million for the second quarter of 2021. The decline in net loss as compared to the prior year was primarily due to savings realized from the Company’s updated strategy and corporate restructuring in December 2021.

About Sigilon Therapeutics

Sigilon Therapeutics seeks to develop functional cures for patients with a broad range of chronic diseases by harnessing the power of the human cell through its Shielded Living Therapeutics™ platform. Sigilon’s product candidates are non-viral engineered cell-based therapies designed to produce the crucial proteins, enzymes or other therapeutic molecules needed by patients living with chronic diseases such as lysosomal diseases and diabetes. The engineered cells are encapsulated by Sigilon’s Afibromer™ biomaterials matrix, which is designed to shield them from immune rejection. Sigilon was founded by Flagship Pioneering in conjunction with Daniel Anderson, Ph.D., and Robert Langer, Sc.D., of the Massachusetts Institute of Technology.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, including the timing and results of our preclinical studies and our evaluation of PFO and mitigation strategies related thereto, the timing of our IND submission and CTA amendments for SIG-005, and the timing for the initiation of our Phase 1/2 clinical trial of SIG-005 in MPS-1, and the initiation and timing of IND-enabling studies for SIG-002, and our expected cash runway. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that if we fail to achieve the expected financial and operational benefits of our corporate restructuring, our business and financial results may be harmed; the results of our investigation of the preliminary results of our Phase 1/2 clinical trial of SIG-001 in Hemophilia A or failure of SIG-005 in clinical development could adversely affect our business and may require us to discontinue or delay development of other product candidates, which are all based on the same SLTx platform; the SLTx platform consists of novel technologies that are not yet clinically validated for human therapeutic use and the approaches we are taking to discover and develop novel therapeutics are unproven; we may not be successful in our efforts to identify and develop product candidates; if clinical trials of our current and future product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of such product candidates; if we are unable to obtain and maintain patent and other intellectual property protection our product candidates, our SLTx platform may be adversely affected, and the risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and filed with the Securities and Exchange Commission (the “SEC”), as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Sigilon Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$34,545	$107,143
Marketable securities	53,662	16,213
Accounts receivable (inclusive of $23 and $23 from a related party at June 30, 2022 and December 31, 2021, respectively)	23	59
Prepaid expenses and other current assets	3,602	2,729
Restricted cash—current	339	250
Total current assets	92,171	126,394
Property and equipment, net	3,401	3,994
Right-of-use assets	10,817	12,863
Restricted cash	1,029	1,118
Total assets	$107,418	$144,369
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,051	$2,344
Accrued expenses and other current liabilities	6,505	8,998
Lease liabilities, current portion	4,441	4,845
Current portion of long-term debt	5,000	1,667
Deferred revenue from related party, current portion	16,323	17,034
Total current liabilities	33,320	34,888
Deferred revenue from related party, net of current portion	—	5,333
Lease liability, net of current portion	6,793	8,577
Long-term debt, net of discount and current portion	15,218	18,411
Other liabilities	281	—
Total liabilities	$55,612	$67,209
Stockholders’ equity
Common stock, par value $0.001 per share; 175,000,000 shares authorized at June 30, 2022 and December 31, 2021; 32,399,257 and 32,359,895 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	32	32
Preferred stock, par value $0.001 per share; 25,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	293,774	290,377
Accumulated other comprehensive income	(556)	(10)
Accumulated deficit	(241,444)	(213,239)
Total stockholders’ equity	51,806	77,160
Total liabilities and stockholders’ equity	$107,418	$144,369

Sigilon Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Collaboration revenue	$2,883	$2,704	$6,048	$5,662
Operating expenses:
Research and development	11,877	17,751	23,495	33,736
General and administrative	5,042	4,992	10,066	10,532
Total operating expenses	16,919	22,743	33,561	44,268
Loss from operations	(14,036)	(20,039)	(27,513)	(38,606)
Other income (expense), net:
Interest income	178	71	242	157
Interest expense	(543)	(494)	(1,034)	(982)
Other income	55	25	100	21
Total other expense, net	(310)	(398)	(692)	(804)
Net loss attributable to ordinary shareholders	$(14,346)	$(20,437)	$(28,205)	$(39,410)
Net loss per share attributable to common stockholders—basic and diluted	$(0.44)	$(0.65)	$(0.87)	$(1.25)
Weighted average common stock outstanding—basic and diluted	32,399,257	31,571,704	32,380,128	31,529,939

SOURCE: Sigilon Therapeutics, Inc.

Investor Contact
Robert Windsor, Jr., J.D.

VP, Head of Investor Relations

Sigilon Therapeutics
robert.windsor@sigilon.com
617-586-3837

Media Contacts
Amy Bonanno
Solebury Trout
abonanno@soleburytrout.com
914-450-0349